Exhibit 10.28

AMENDMENT TO LOAN AGREEMENT

This AMENDMENT TO THE LOAN AGREEMENT (this “Amendment”) is made as of this 1st day of January 2024 (the “Effective Date”), by and between IR. Med Ltd. an Israeli company (the “Company”) and the individual listed in Exhibit A of this Amendment (the “Lender”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Original Loan Agreement (as hereinafter defined).

WHEREAS, the Company and the Lender are parties to that certain loan agreement, dated as of January 21, 2015 (the “Original Loan Agreement”), pursuant to which the Lender agreed to make a certain loan (the “Loan”) to the Company in the principal amount of NIS 9,951; and

WHEREAS, the Company and the Lender desire to amend the Original Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, it is agreed by and between the Company and the Lender as follows:

1.	Loan Agreement Amendment. Section 2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

2. The Loan Amount and accrued and unpaid interest hereunder, if any, shell be payable on December 31, 2025, or such later date as may be agreed to in writing by the Company in the Lender (the “Repayment Date”).

2.	Miscellaneous.

2.1. This Amendment shall be governed by and construed in accordance with the laws of the State of Israel, excluding the body of law pertaining to conflict of law. Any disputes arising under or in relation to this Amendment shall be resolved exclusively by the competent courts of Tel-Aviv.

2.2. Except as otherwise expressly limited herein, the provisions hereof shall be to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Amendment may be assigned or transferred by the Company without the prior consent in writing of the Lender.

2.3. This Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, provided however that the Loan Agreement shall continue to be binding upon the parties’ and be in full force and effect, subject to the changes herein.

2.4. Any term of this Amendment may be amended, and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the execution of a written amendment to this Amendment to be signed by the parties hereto.

2.5. All notices and other communications required or permitted hereunder to be given to a party to this Amendment shall be in writing and shall be faxed, emailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, to the following addresses, or such other address with respect to a party as such party shall notify each other party in writing as above provided: (i) if to the Lender, to the addresses set forth in the preamble, and (ii) if to the Company, ZHR Industrial Zone, Rosh Pina, Israel, Email: oded@bashanti.com. Any notice sent in accordance with this Section shall be effective (i) if mailed, five (5) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via fax or email, upon transmission and electronic confirmation of receipt or if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt.

2.6. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Amendment, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

2.7. If any provision of this Amendment is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Amendment and the remainder of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, provided, however, that in such event this Amendment shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

2.8. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Signatures by facsimile or signatures which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

Company:

IR. Med Ltd.

By:	/s/ Sharon Levkoviz
Name:	Sharon Levkoviz
Title:	Chief Financial Officer

Lender:

Aharon Klein,

By:	/s/ Aharon Klein
Name:	Aharon Klein

Exhibit A

Name	ID	Address
Aharon Klein	058673815